Exhibit (b)(1)

Execution Version

AMMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

OF

PANAGRAM CAPITAL, LLC

This Amended and Restated Limited Liability Company Agreement (the “Agreement”) of Panagram Capital, LLC (the “Company”), is entered into on November 22, 2021 by PG Senior Loan Fund VIII Issuer, LLC, as its sole member (the “Member”).

WHEREAS, the Company was formed as a limited liability company pursuant to the Delaware Limited Liability Company Act (as amended from time to time, the “LLC Act”) under the name “Panagram Capital, LLC” by filing a Certificate of Formation in the Office of the Secretary of State of the State of Delaware on July 7, 2021;

WHEREAS, the Member desires to amend and restate the Limited Liability Company Agreement entered into effective July 27, 2021 in order to set forth various matters relating to the affairs of the Company.

NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements hereinafter set forth, it is hereby agreed as follows:

1.            Name. The name of the limited liability company is Panagram Capital, LLC.

2.            Term.  The Company shall have perpetual existence unless sooner dissolved and wound up by the Member pursuant to Section 16 of this Agreement, or by the entry of a decree of judicial dissolution under Section 18-802 of the LLC Act.

3.            Purpose and Powers. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the LLC Act, exercising any powers permitted to limited liability companies under the laws of the State of Delaware, and engaging in any and all activities necessary or incidental to the foregoing. The Company shall have and exercise all powers necessary, convenient or incident to accomplishing the foregoing purposes.

4.            Registered Office and Registered Agent.

A.            The registered office of the Company in the State of Delaware is c/o United Agent Group Inc., 3411 Silverside Road, Suite 104, Tatnall Building, Wilmington, New Castle County, Delaware 19810, or such other place within the State of Delaware as may be determined by the Company.

B.            The registered agent for service of process on the Company shall be United Agent Group Inc., 3411 Silverside Road, Suite 104, Tatnall Building, Wilmington, New Castle County, Delaware 19810, or, or any successor registered agent appointed by the Company in accordance with the LLC Act.

5.            Principal Business Office. The principal business office and mailing address of the Company shall be located at 51 Astor Place, 12th Floor, New York, NY 10003.

6.            Members. The Member holds a 100% interest in the Company.

7.            Limited Liability. Except as otherwise provided by the LLC Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Member nor any other person or entity shall be obligated personally for any such debt, obligation or liability of the Company or any subsidiary thereof.

8.            Capital Contributions. The Member may make from time to time, but is not required to make, capital contributions, in cash or other property, to the Company as shall be determined by the Member.

9.            Allocation of Profits and Losses. The Company’s profits and losses, if any, shall be allocated to the Member.

10.          Fiscal Year. The fiscal year of the Company for accounting and tax purposes shall end on September 30 of each calendar year or such other date as the Board (as defined below) shall determine in its sole discretion.

11.          Management.

A.            The Board of Directors, Delegation of Authority and Duties.

(i)            Subject to the delegation of rights and powers as provided for herein, the business and affairs of the Company shall be vested in and conducted by the board of directors of the Company (the “Board”), which shall have the right to manage and control the business and affairs of the Company and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes and business of the Company. Except as otherwise expressly provided for herein, the Member hereby consents to the exercise by the Board of all such powers and rights conferred on it by the LLC Act or otherwise by applicable law with respect to the management and control of the Company subject to this Section 11. The members of the Board (each, a “Director”) shall devote such time and effort to the affairs of the Company as each may deem appropriate for the oversight of the management and affairs of the Company and shall not be expected to devote all of his or her time or business efforts to the affairs of the Company.

(ii)            Except as otherwise provided in this Agreement, the Board shall have the power and authority to delegate its rights and powers to manage and control the business and affairs of the Company to a committee of Directors, the Directors, the Officers (as defined below) or agents of the Company or the investment adviser of the Company (the “Investment Adviser”). The Board may authorize the Member or any Officer to enter into any document on behalf of the Company and perform the obligations of the Company thereunder.

(iii)            The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the Directors. Any such committee, to the extent permitted by law, this Agreement and a resolution of the Board, shall have, and may exercise, all the powers and authority of the Board in the management of the business and affairs of the Company.

(iv)            The Board shall, in the performance of its duties, be protected fully in relying in good faith upon the duly maintained records of the Company and upon such information, opinions, reports or statements presented to the Company by any person as to matters the Board reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

(v)            Subject to the provisions of this Agreement, any action which could be taken by the Board at a meeting of the Board may be taken by the Board without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken is signed by all members of the Board. Any such written consent may be executed and ascribed to by facsimile or similar electronic means.

(vi)            The total number of Directors shall be determined from time to time by the Board, provided, that the number of Directors constituting the Board shall not be less than two (2) nor more than eight (8) and that the initial number of Directors shall be five (5). The following persons are hereby appointed as the initial Directors:

Name
John Kim
Craig Kitchin
Joyce C. DeLucca
Michael Leitner
Michael E. Hopson

(vii)            The initial chairman of the Board (the “Chairman”) shall be John Kim. Upon John Kim’s resignation, removal from office, death or incapacity, the Chairman shall be appointed by a majority of Directors then in office.

(viii)            Each Director shall hold office until such Director’s earlier resignation, removal from office, death or incapacity. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors or from any other cause may be filled by a majority of the Directors then in office, although less than a quorum, and each Director so chosen shall hold office until such Director’s earlier resignation, removal from office, death or incapacity. Directors may be elected and removed by the Member in their discretion at any time and from time to time.

(x)            The Board shall meet no less frequently than annually. Written notice stating the place, day and hour of any meeting of the Board shall be delivered to each Director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, facsimile, or e-mail not less than twenty four (24) hours before the date of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. The Chairman shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

(xi)            Except as may be otherwise specifically provided by law, the Certificate of Formation or this Agreement, at all meetings of the Board or any committee thereof, a majority of the entire Board or such committee, as the case may be, shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board or of any committee thereof, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(xii)            Members of the Board or any committee designed by the Board may participate in a meeting of the Board or of a committee of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 11(A)(xii) shall constitute presence in person at such meeting.

(xiii)            Any Director may resign at any time by submitting his or her written resignation to the Board or secretary of the Company. Such resignation shall take effect at the time of its receipt by the Company unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

B.            The Investment Adviser. Notwithstanding anything herein to the contrary, the Board shall have the power and authority to delegate to the Investment Adviser the right to manage the assets of the Company.

12.           Officers.

A.            Designation and Appointment. The names of the persons initially designated as officers of the Company (the “Officers”) are set forth on Annex A. The Board may, from time to time, appoint such additional Officers as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Board). Any number of offices may be held by the same person. Officers need not be residents of the State of Delaware. Any Officer so appointed shall have such authority and perform such duties as is customary for an officer of such type for a Delaware corporation or as the Board may, from time to time, delegate to such Officer. Notwithstanding anything to the contrary contained herein, the Officers shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. The Officers are agents of the Company for the purpose of the Company’s business, and the actions of the Officers taken in accordance with such powers set forth in this Agreement shall bind the Company. The Board may assign titles to particular Officers. Each Officer shall hold office until his or her successor shall be duly appointed and shall have qualified as an Officer or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided. Officers of the Company shall not receive any salaries or other compensation directly from the Company unless the Board so determines.

B.            Resignation and Removal. Any Officer may resign as such at any time in writing. Such resignation shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance by the Board of a resignation of any Officer shall not be necessary to make such resignation effective, unless otherwise specified in such resignation. Any Officer may be removed as such, either with or without cause, at any time by the Board. Designation of any person as an Officer by the Board shall not in and of itself vest in such person any contractual or employment rights with respect to the Company.

13.           Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Directors or the Officers as herein set forth. Persons dealing with the Directors, Officers or other personnel of the Company are entitled to rely conclusively upon a certificate of any Vice President, Secretary or Assistant Secretary as to the incumbency of such person.

14.           Other Business. The Member and any person or entity affiliated with the Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such ventures or the income or profits therefrom by virtue of this Agreement.

15.           Assignments. If the Member transfers all or parts of its interest in the Company, the transferee shall be admitted to the Company as a member upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement.

16.           Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member and the Board. Upon the admission of one or more additional members of the Company, this Agreement shall be amended to reflect such new member or members as a member or members of the Company.

17.           Dissolution.

A.            The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (i) the consent of the Board or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the LLC Act.

B.            In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the LLC Act.

18.            Organizational Expenses. The Company shall be solely responsible for the expenses of organizing the Company unless such expenses are assumed by the Investment Adviser pursuant to a separate agreement.

19.            Tax Elections. All tax elections required or permitted to be made under the Internal Revenue Code of 1986, as amended, and corresponding provisions of any subsequent United States federal revenue act and any applicable state, local or foreign tax law shall be made in the discretion of the Company, and any decision with respect to the treatment of Company transactions on the Company’s state, local or foreign tax returns shall be made in such manner as may be approved by the Board.

20.            Tax Returns. The Company shall cause to be prepared and filed on a timely basis all necessary federal, state and local tax returns of the Company.

21.            Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the LLC Act or other applicable law.

22.            Exculpation and Indemnification. None of the Member nor any Director or Officer shall be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Director or Officer in good faith and without gross negligence or willful misconduct in connection with the formation of the Company or on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Director or Officer by this Agreement. To the full extent permitted by applicable law, the Member, Directors and Officers of the Company shall each be indemnified from and held harmless by the Company for any loss, damage or claim incurred by such Member, Director or Officer by reason of any act or omission performed or omitted by such person on behalf of the Company in good faith and without gross negligence or willful misconduct; provided, however, that any indemnity under this Section 22 shall be provided out of and to the extent of Company assets only, and no Member, Director or Officer shall have personal liability on account thereof.

23.            Severability of Provisions. Each provision of this Agreement shall be considered severable, and, if for any reason, any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

24.            Amendment. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Board.

25.            Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first above written.

PG SENIOR LOAN FUND VIII ISSUER, LLC

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Member

[Signature Page to Amended and Restated Limited Liability Company Agreement of Panagram Capital, LLC]

Annex A

Officers of the Company

Name	Office
John Kim	President and Chief Executive Officer
Jamie Kim	Chief Compliance Officer
Craig Kitchin	Chief Financial Officer
Gabrielle Preiser	Secretary